Exhibit 99.1

Atlas Energy Solutions Inc. Announces Offering of $300 Million of Convertible Senior Notes Due 2031

Austin, Texas – April 6, 2026 – Atlas Energy Solutions Inc. (NYSE: AESI) (together with its subsidiaries, “Atlas” or the “Company”) today announced that, subject to market and other conditions, it intends to offer for sale in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), $300 million aggregate principal amount of Convertible Senior Notes due 2031 (the “notes”). Atlas also expects to grant the initial purchasers of the notes an option to purchase, for settlement within a period of 13 calendar days from, and including, the date the notes are first issued, up to an additional $45 million aggregate principal amount of notes.

The Company intends to use a portion of the net proceeds from the offering to fund the cost of entering into the capped call transactions described below and approximately $66 million of the net proceeds from the offering to repay outstanding advances under its Master Lease Agreement and Interim Funding Agreement, each with Stonebriar Commercial Finance LLC, including a $5 million termination fee in connection therewith and approximately $75 million of the net proceeds from the offering to repay outstanding borrowings under its 2023 ABL Credit Facility. The Company expects to use the remainder of the net proceeds for general corporate purposes, including to purchase a portion of the power generation equipment under the Global Framework Agreement with Caterpillar Inc., along with balance of plant and supporting equipment. If the initial purchasers exercise their option to purchase additional notes, the Company intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below and for general corporate purposes, including to purchase a portion of the power generation equipment under the Global Framework Agreement with Caterpillar Inc., along with balance of plant and supporting equipment.

The notes will be senior, unsecured obligations of the Company and will accrue interest payable semi-annually in arrears and will mature on April 15, 2031, unless earlier converted, redeemed or repurchased. The notes will not be guaranteed by any subsidiary of the Company, and the Company’s subsidiaries will have no obligations under the notes. Noteholders will have the right to convert their notes in certain circumstances and during specified periods. The Company will settle conversions of notes by paying or delivering, as the case may be, cash, shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), or a combination of cash and the Company’s Common Stock, at its election.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at the Company’s option at any time, and from time to time, on or after April 20, 2029 and before the 41st scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of the Company’s Common Stock equals or exceeds 130% of the conversion price then in effect for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

If certain corporate events that constitute a “fundamental change” occur, then, subject to certain conditions and exceptions, noteholders may require the Company to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the applicable repurchase date.

The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the offering.

In connection with the pricing of the notes, the Company expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers or their respective affiliates or other financial institutions (the “option counterparties”). The capped call transactions are expected to cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of the Company’s Common Stock that will initially underlie the notes. If the initial purchasers exercise their option to purchase additional notes, then the Company expects to enter into additional capped call transactions with the option counterparties, and will use a portion of the additional net proceeds to fund the cost of such additional capped call transactions (and the remainder for the same purposes as described above).

The capped call transactions are expected generally to reduce the potential dilution to the Company’s Common Stock upon any conversion of the notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, in the event that the market price per share of the Company’s Common Stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the notes. If, however, the market price per share of the Company’s Common Stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds such cap price.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of the Company’s Common Stock and/or enter into various derivative transactions with respect to the Company’s Common Stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s Common Stock or the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s Common Stock and/or purchasing or selling the Company’s Common Stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes or following certain repurchases or redemptions of the notes). This activity could cause or avoid an increase or a decrease in the market price of the Company’s Common Stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs following a conversion or during any observation period related to a conversion of notes, it could affect the number of shares of the Company’s Common Stock, if any, amount and value of the consideration that noteholders will receive upon conversion of the notes.

The offer and sale of the notes and any shares of the Company’s Common Stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws. As a result, the notes and any shares of the Company’s Common Stock issuable upon conversion of the notes may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the notes are being offered only to persons reasonably believed to be qualified institutional buyers in compliance with Rule 144A under the Securities Act.

This communication shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Atlas Energy Solutions Inc.

Atlas Energy Solutions Inc. (NYSE: AESI) is a leading solutions provider to the energy industry. Atlas’s portfolio of offerings includes oilfield logistics, distributed power systems, and the largest proppant supply network in the Permian Basin. With a focus on leveraging technology, automation, and remote operations to enhance efficiencies, Atlas is centered on a core mission of improving human access to the hydrocarbons that power our lives and, by doing so, maximizing value creation for our shareholders.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are predictive or prospective in nature, that depend upon or refer to future events or conditions or that include the words “may,” “assume,” “forecast,” “position,” “strategy,” “potential,” “continue,” “could,” “will,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Examples of forward-looking statements include, but are not limited to statements regarding: the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering, the intended use of proceeds and the anticipated terms of, and the effects of entering into, the capped call transactions described above.

Although forward-looking statements reflect our good faith beliefs at the time they are made, we caution you that these forward-looking statements are subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include but are not limited to: uncertainties as to whether our business strategy will achieve its anticipated benefits and projected results within the expected time period or at all; our ability to participate in and execute on opportunities in the private grid power market; the continued growth of demand in the private grid power market; changes in local, state and federal regulations that may impact the private grid power market; unforeseen or unknown liabilities, future capital expenditures and potential litigation; unexpected future capital expenditures; commodity price volatility, including volatility stemming from the ongoing armed conflicts between Russia and Ukraine, Israel and Hamas, and the United States and Israel and Iran; increasing hostilities and instability in the Middle East; higher than expected costs to operate our proppant production and processing facilities or the Dune Express; the volume of proppant we are able to sell and our ability to enter into supply contracts for our proppant on acceptable terms; the prices we are able to charge, and the margins we are able to realize, from our sales of proppant, logistics services, or mobile power generation; the demand for and price of proppant and power generation, particularly in the Permian Basin; the domestic and foreign supply of and demand for oil and natural gas; the effects of actions by, or disputes among or between, members of OPEC+ with respect to production levels or other matters related to the prices of oil and natural gas; customer concentration, the potential for future consolidation amongst current or potential customers and the possibility that customers may not continue to outsource their power system needs, which could affect demand for our products and services, especially in the power generation industry; inability of our customers to take delivery; any planned or future expansion projects or capital expenditures; inaccuracies in estimates of volumes and qualities of our frac sand reserves; changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements, including such changes that may be implemented by U.S. and foreign governments; volatility in political, legal and regulatory environments; and other factors discussed or referenced in our filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”), including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on February 24, 2026 and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact
Kyle Turlington
5918 W Courtyard Drive, Suite #500
Austin, Texas 78730
United States
T: 512-220-1200
IR@atlas.energy